Exhibit 23A

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-1 of TIAA-CREF Life Insurance Company of our reports dated April 8, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of Teachers Insurance and Annuity Association of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

April 24, 2013

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of TIAA-CREF Life Insurance Company of our report dated April 9, 2013 relating to the financial statements of TIAA-CREF Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, NC

April 24, 2013